Exhibit 10.3

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

HOME BISTRO, INC.

15% CONVERTIBLE NOTE

Issuance Date: May 24, 2022	Original Principal Amount: $182,926.83
Note No. HBIS-2	Consideration Paid at Close: $164,634.15

FOR VALUE RECEIVED, Home Bistro, Inc., a Nevada corporation with a par value of $0.001 per common share (“Par Value”) (the “Company”), hereby promises to pay to the order of GS Capital Partners, LLC, a Nevada limited liability company, or registered assigns (the “Holder”) the amount set out above as the Original Principal Amount (this “Note”) (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the rate of fifteen percent (15%) per annum from the date hereof (the “Issuance Date”) until the same becomes due and payable, upon the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof).

The Original Principal Amount is $182,926.83 (one hundred eighty-two thousand nine hundred twenty-six dollars and eighty-three cents) plus accrued and unpaid interest and any other fees. The Consideration is $164,634.15 (one hundred sixty-four thousand six hundred thirty-four dollars and fifteen cents) payable by wire transfer (there exists a $18,292.68 prorated original issue discount (the “OID”)). The Holder shall pay $164,634.15 of Consideration upon closing of this Note pursuant to a disbursement authorization dated as of the Issuance Date and signed by the Company.

(1) GENERAL TERMS.

(a) Payment of Principal. The maturity date shall be May 24, 2023 (the “Maturity Date”), and is the date upon which the Principal (which includes the OID) and interest and any accrued and unpaid interest and other fees, shall be due and payable. Notwithstanding the foregoing, this Note shall be due and payable on such earlier date as this Note is required to be repaid as provided hereinbelow.

(b) Interest Calculations. Interest shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the Issuance Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note on (i) the Maturity Date and (ii) any other date on which principal is paid or payable under this Note, on the principal amount so paid or payable.

(c) Security. This Note shall not be secured by any collateral or any assets pledged to the Holder.

(2) DEFINITIONS. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement (as defined in this Note) and (b) the following terms shall have the following meanings:

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally are open for use by customers on such day.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Amount” means the portion of the Original Principal Amount and Interest to be converted, plus any penalties, redeemed or otherwise with respect to which this determination is being made.

“Conversion Price” means the per share conversion price into which Principal and Interest under this Note shall be convertible into shares of Common Stock hereunder, which shall equal the lower of (i) 75% of the closing price of the Common Stock on the date of the investment, and (ii) 90% of the lowest volume weighted average price for the Common Stock during the five (5) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date, provided, however, that if the Company consummates an Uplist Offering (as defined in this Note) on or before the date that is one hundred and eighty (180) calendar days after the Issuance Date, then the Conversion Price shall equal 75% of the offering price per share of Common Stock (or unit, if units are offered in the Uplist Offering) at which the Uplist Offering is made (for the avoidance of doubt, if a unit includes more than one share of the Common Stock in the Uplist Offering, the Conversion Price shall mean 75% of the unit price divided by the number of shares of Common Stock contained in a unit). Unless otherwise adjusted pursuant to the terms of this Note, if the date of a respective conversion under this Note is prior to the date of the Company’s consummation of an Uplist Offering, then the Conversion Price shall equal $0.345 per share.

“Person” and “Persons” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any governmental entity or any department or agency thereof.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of May 24, 2022, by and among the Company and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms.

“Trading Day” means any day during which the principal market on which the Common Stock is traded shall be open for business, provided, however, that if the Common Stock is not then listed or quoted on any Principal Market, then any calendar day

“Uplist Offering” means an offering of Common Stock (or units consisting of Common Stock and warrants to purchase Common Stock) that will result in the immediate listing for trading of the Common Stock on the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, or any other national securities exchange (or any successors to any of the foregoing).

(3) EVENTS OF DEFAULT.

(a) An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) The Company’s failure to pay to the Holder any amount of Principal, Interest, or other amounts when and as due under this Note or pursuant to the Purchase Agreement (including, without limitation, the Company’s failure to pay any amounts hereunder); and

(ii) A Conversion Failure as defined in section 3(b)(ii)

(iii) The Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company or there is commenced against the Company or any subsidiary of the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 61 days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing;

(iv) The Company or any subsidiary of the Company shall default in any of its obligations under any other note or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any subsidiary of the Company in an amount exceeding $100,000, whether such indebtedness now exists or shall hereafter be created;

(v) The Common Stock is suspended or delisted for trading on the principal market on which the Common Stock is then listed or quoted (including but not limited to any tier of the OTC Markets, any tier of the NASDAQ Stock Market (including NASDAQ Capital Market), or the NYSE American, or any successor to such markets);

(vi) The Company loses its ability to deliver shares via “DWAC/FAST” electronic transfer;

(vii) The Company loses its status as “DTC Eligible”;

(viii) The Company shall fail to comply with the reporting requirements of the 1934 Act and/or the Company shall cease to be subject to the reporting requirements of the 1934 Act;

(ix) The Company shall fail to reserve and keep available out of its authorized Common Stock a number of shares equal to at least two (2) times the full number of shares of Common Stock issuable upon conversion of all outstanding amounts under this Note;

(x) The Company shall fail to meet all requirements to satisfy the availability of Rule 144 to the Holder or its assigns including but not limited to timely fulfillment of its filing requirements as a fully-reporting issuer registered with the SEC, requirements for XBRL filings, and requirements for disclosure of financial statements on its website;

(xi) The failure by the Company to maintain any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future);

(xii) The Company breaches any covenant, agreement, or other term or condition contained in the securities purchase agreement entered into between the Company and the Holder on the Issuance Date (the “Purchase Agreement”), this Note, the Warrant (as defined in the Purchase Agreement) (the “Warrant”), or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith or therewith;

(xiii) Any representation or warranty of the Company made in the Purchase Agreement, this Note, the Warrant, or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith or therewith shall be false or misleading in any material respect when made; and

(xiv) Any dissolution, liquidation, or winding up of Company or any substantial portion of its business.

(xv) Unavailability of Rule 144. If, at any time on or after the date which is six (6) months after the Issue Date, the Holder is unable to (i) obtain a standard “144 legal opinion letter” from an attorney reasonably acceptable to the Holder, the Holder’s brokerage firm (and respective clearing firm), and the Company’s transfer agent in order to facilitate the Holder’s conversion of any portion of the Note into free trading shares of the Company’s Common Stock pursuant to Rule 144, and (ii) thereupon deposit such shares into the Holder’s brokerage account.

(xvi) OTC Markets Designation. OTC Markets changes the Company’s designation to ‘No Information’ (Stop Sign), ‘Caveat Emptor’ (Skull and Crossbones), or ‘OTC’, ‘Other OTC’ or ‘Grey Market’ (Exclamation Mark Sign).

(b) Upon the occurrence and during the continuation of any Event of Default, the Note shall become immediately due and payable and the Company shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to 150% times the sum of (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment (the “Mandatory Prepayment Date”) plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and/or (x) plus (z) any amounts owed to the Holder pursuant to Article IV hereof (the then outstanding principal amount of this Note to the date of payment plus the amounts referred to in clauses (x), (y) and (z) shall collectively be known as the “Default Amount”) and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity. Upon an Event of Default, at the option of the Holder the Conversion Price shall equal 90% of the lowest volume weighted average price for the Common Stock during the five (5) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date.

If the Company fails to pay the Default Amount within ten (10) business days of written notice that such amount is due and payable, then the Holder shall have the right at any time, to convert the balance owed pursuant to the note including the Default Amount into shares of common stock of the Company as set forth herein.

(4) CONVERSION OF NOTE. This Note shall be convertible into shares of the Company’s Common Stock, on the terms and conditions set forth in this Section 4.

(a) (a) Conversion Right. The Holder shall have the right at any time on or following the earlier of (i) the date that an Event of Default (as defined in this Note) occurs or (ii) the date that the Uplist Offering is consummated, to convert all or any portion of the then outstanding and unpaid Principal and Interest into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issuance Date, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified, at the Conversion Price (as defined below) determined as provided herein (a “Conversion”). The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to this Section 4(a) shall be equal to the quotient of dividing the Conversion Amount by the Conversion Price. The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer agent fees, legal fees, costs and any other fees or costs that may be incurred or charged in connection with the issuance of shares of the Company’s Common Stock to the Holder arising out of or relating to the conversion of this Note.

(b) Mechanics of Conversion.

(i) Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date that the Holder is permitted to effectuate a conversion pursuant to the terms of this Note (a “Conversion Date”), the Holder shall (A) transmit by email, facsimile, or other form of delivery, on or prior to 11:59 p.m., New York, NY Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit A (the “Conversion Notice”) to the Company. On or before the third (3rd) Business Day following the date of Holder’s transmission of a Conversion Notice (the “Share Delivery Date”), the Company shall (A) if legends are not required to be placed on certificates of Common Stock pursuant to the then existing provisions of Rule 144 of the Securities Act of 1933 (“Rule 144”) or any other applicable exemption or registration and provided that the Transfer Agent is participating in the Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program and the Holder provides full and complete DTC delivery instructions, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal At Custodian system, (B) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate or book-entry position, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled which certificates shall not bear any restrictive legends unless required pursuant the Rule 144 or (C) if a restrictive legend is required to be placed on certificates of Common Stock pursuant to the then existing federal securities laws, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled which certificates shall bear the applicable restrictive legend. If this Note is physically surrendered for conversion and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall, upon request of the Holder, as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock upon the transmission of a Conversion Notice.

(ii) Company’s Failure to Timely Convert. If within three (3) Business Days after the Holder’s transmission of the facsimile, email, or other form of delivery of the Conversion Notice to the Company, the Company shall fail to issue and deliver to Holder pursuant to the terms of this Note the number of shares of Common Stock to which the Holder is entitled upon such holder’s conversion of any Conversion Amount (a “Conversion Failure”), the Original Principal Amount of the Note shall increase by $2,000 per day until the Company issues and delivers the number of shares of Common Stock to which the Holder is entitled to the Holder pursuant to the terms of this Note (under Holder’s and Company’s expectation that any damages will tack back to the Issuance Date). If the Company fails to deliver the number of shares of Common Stock to which the Holder is entitled on or before the Share Delivery Date, resulting in a Conversion Failure, the Holder, at any time prior to selling all of those shares, may rescind any portion, in whole or in part, of that particular conversion attributable to the unsold shares and have the rescinded conversion amount returned to the Outstanding Balance with the rescinded conversion shares returned to the Company (under Holder’s and Company’s expectations that any returned conversion amounts will tack back to the original date of the Note), provided that the rescission of any portion, in whole or in part, of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such rescission.

(iii) DWAC/FAST Eligibility. If the Company fails for any reason to deliver to the Holder the Shares by DWAC/FAST electronic transfer or by delivering a physical stock certificate pursuant to the terms of this Note, or if there is a Conversion Failure as defined in Section 4(b)(ii) of this Note, and if the Holder incurs a Market Price Loss (as defined below), then at any time subsequent to incurring the loss the Holder may provide the Company written notice indicating the amounts payable to the Holder in respect of the Market Price Loss and the Company must make the Holder whole by either of the following options at Holder’s election:

Market Price Loss = [(High trade price for the period between the day of conversion and the day the shares clear in the Holder’s brokerage account) x (Number of shares receivable from the conversion)] – [(Net Sales price realized by Holder) x (Number of shares receivable from the conversion)].

Option A – Pay Market Price Loss in Cash. The Company must pay the Market Price Loss by cash payment, and any such cash payment must be made by the third business day from the time of the Holder’s written notice to the Company.

Option B – Add Market Price Loss to Outstanding Balance. The Company must pay the Market Price Loss by adding the Market Price Loss to the Outstanding Balance (under Holder’s and the Company’s expectation that any Market Price Loss amounts will tack back to the Issuance Date).

(iv) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

(c) Limitations on Conversions or Trading.

(i) Beneficial Ownership. The Company shall not effect any conversions of this Note and the Holder shall not have the right to convert any portion of this Note or receive shares of Common Stock as payment of interest hereunder to the extent that after giving effect to such conversion or receipt of such interest payment, the Holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 4.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of this Note is convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a principal amount of this Note that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date in accordance with Section 3(a) and, any principal amount tendered for conversion in excess of the permitted amount hereunder shall remain outstanding under this Note. The provisions of this Section may be waived by Holder upon not less than 65 days prior written notification to the Company.

(ii) Capitalization. So long as this as this Note is outstanding, upon written request of the Holder, the Company shall furnish to the Holder the then-current number of common shares issued and outstanding, the then-current number of common shares authorized, and the then-current number of shares reserved for third parties.

(d) Other Provisions.

(i) Share Reservation. The Company shall at all times reserve and keep available out of its authorized Common Stock a number of shares equal to at least 2 (two) times the full number of shares of Common Stock issuable upon conversion of all outstanding amounts under this Note; and within 3 (three) Business Days following the receipt by the Company of a Holder’s notice that such minimum number of shares of Common Stock is not so reserved, the Company shall promptly reserve a sufficient number of shares of Common Stock to comply with such requirement.

(ii) Prepayment. At any time prior to the date that an Event of Default occurs under this Note, the Company shall have the option, upon 10 Business Days’ notice (the “Prepayment Notice Period”) to Holder, to pre-pay the entire remaining outstanding principal amount of this Note in cash, provided that (i) the Company shall pay the Holder (x) 115% of the Outstanding Balance plus (y) accrued and unpaid interest on the Outstanding Balance, (ii) such amount must be paid in cash on the next Business Day following such the Prepayment Notice Period, and (iii) so long as Holder is entitled to convert the Note at such time pursuant to the terms of this Note, the Holder may still convert the Note pursuant to the terms hereof at all times until such prepayment amount has been received in full. Except as set forth in this Section the Company may not prepay this Note in whole or in part.

(iii) Terms of Future Issuances. So long as this Note is outstanding, upon any issuance by the Company or any of its subsidiaries of any promissory note, debenture or security (each referred to as a “Security”) (or upon any amendment to or conversion of any existing Security) with any term more favorable to the holder of such Security or with a term in favor of the holder of such Security that was not similarly provided to the Holder in this Note, then the Company shall notify the Holder of such additional or more favorable term and such term, at Holder’s option, shall become a part of the Note. The types of terms contained in another Security that may be more favorable to the holder of such Security include, but are not limited to, terms addressing conversion discounts, conversion lookback periods, conversions or exchanges of existing notes or debentures, interest rates, original issue discounts, stock sale price, private placement price per share, and warrant coverage.

(iv) Dilutive Issuances. If the Company or any subsidiary thereof, as applicable, at any time while this Note is outstanding, shall sell or grant any option to purchase, or sell or grant any right to re-price, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock (other than an Exempt Issuance), at an effective price per share less than the then Conversion Price (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced and only reduced to equal the Base Share Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, the Holder may only enforce its rights under this Section 4(d)(iv) after the date that is one hundred eighty (180) calendar days after the Issuance Date, provided, however, that at such time the Holder may enforce its rights to all adjustments hereunder that apply even if the Dilutive Issuance occurred prior to the date that is one hundred eighty (180) calendar days after the Issuance Date. “Exempt Issuance” shall mean: (i) Common Stock and Common Stock Equivalents issued pursuant to an Uplist Offering, (ii) Common Stock or Common Stock Equivalents issued to employees or directors of, or consultants, advisors or service providers to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Company, (iii) shares Common Stock actually issued upon the exercise of Common Stock Equivalents for which an adjustment has already been made pursuant to this Section 4(d)(iv), (iv) Common Stock and Common Stock Equivalents issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Company, (v)  Common Stock and Common Stock Equivalents issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Company, (vi) Common Stock and Common Stock Equivalents issued as acquisition consideration pursuant to the acquisition of another business by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided that such issuances are approved by the Board of Directors of the Company, and (vii) Common Stock and Common Stock Equivalents issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors of the Company.

(v) Notice of Dilution Issuance. The Company shall notify the Holder in writing, no later than the Trading Day following a Dilutive Issuance subject to Section 4(d)(iv), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 4(d)(v), upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Holder is entitled to receive a number of shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Conversion Notice. All calculations under this Section 3 shall be rounded up to the nearest $0.00001 or whole share.

(vi) Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 3 herein for the Company’s failure to deliver shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(5) PIGGYBACK REGISTRATION RIGHTS. The Company shall include all shares issuable upon conversion of this Note for resale by Holder at prevailing market prices (and not fixed prices) on the first registration statement the Company files with the SEC after the Uplist Offering.

(6) REISSUANCE OF THIS NOTE.

(a) Assignability. The Company may not assign this Note. This Note will be binding upon the Company and its successors and will inure to the benefit of the Holder and its successors and assigns and may be assigned by the Holder to anyone of its choosing without Company’s approval.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note representing the outstanding Principal.

(7) NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) (iii) upon receipt, when sent by email; or (iv) one (1) Trading Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be those set forth in the communications and documents that each party has provided the other immediately preceding the issuance of this Note or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

The addresses for such communications shall be:

If to the Company, to:

Home Bistro, Inc.

4014 Chase Avenue, #212

Miami Beach, FL 33140

Attn: Zalmi Duchman

Email: zalmi@homebistro.com

If to the Holder, to:

GS Capital Partners, LLC

1 East Liberty Street, Suite 600

Reno, NV 89501

Attention: Isaac Kastner

Email: isaac@gscapitalfund.com

(8) APPLICABLE LAW AND VENUE. This Note shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to conflicts of laws thereof. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Nevada or in the federal courts located in Nevada. Both parties and the individuals signing this Agreement agree to submit to the jurisdiction of such courts.

(9) WAIVER. Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

(10) LIQUIDATED DAMAGES. Holder and Company agree that in the event Company fails to comply with any of the terms or provisions of this Note, Holder’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates, future share prices, future trading volumes and other relevant factors. Accordingly, Holder and Company agree that any fees, balance adjustments, default interest or other charges assessed under this Note are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages (under Holder’s and Company’s expectations that any such liquidated damages will tack back to the Closing Date for purposes of determining the holding period under Rule 144).

(11) ADJUSTMENTS. Notwithstanding anything to the contrary, the Conversion Price is subject to equitable adjustments for stock splits (including reverse stock splits and forward stock splits), stock dividends or rights offerings by the Company relating to the Company’s securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events.

(12) USURY. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any action or proceeding that may be brought by the Holder in order to enforce any right or remedy under this Note. Notwithstanding any provision to the contrary contained in this Note, it is expressly agreed and provided that the total liability of the Company under this Note for payments which under the applicable law are in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums which under the applicable law in the nature of interest that the Company may be obligated to pay under this Note exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by applicable law and applicable to this Note is increased or decreased by statute or any official governmental action subsequent to the Issuance Date, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to this Note from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Holder with respect to indebtedness evidenced by this the Note, such excess shall be applied by the Holder to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Holder’s election.

(13) SEVERABILITY. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law (including any judicial ruling), then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

(14) NO BROKER-DEALER ACKNOWLEDGEMENT. Absent a final adjudication from a court of competent jurisdiction stating otherwise, so long as any obligation of Company under this Note, Securities Purchase Agreement or the other documents in connection with the transactions contemplated hereunder (the “Transaction Documents”) is outstanding, the Company shall not state, claim, allege, or in any way assert to any person, institution, or entity, that Holder is currently, or ever has been, a broker-dealer under the Securities Exchange Act of 1934.

(15) OPPORTUNITY TO CONSULT WITH COUNSEL. The Company represents and acknowledges that it has been provided with the opportunity to discuss and review the terms of this Note and the other Transaction Documents with its counsel before signing it and that it is freely and voluntarily signing the Transaction Documents in exchange for the benefits provided herein. In light of this, the Company will not contest the validity of Transaction Documents and the transactions contemplated therein. The Company further represents and acknowledges that it has been provided a reasonable period of time within which to review the terms of the Note and related transaction documents.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Convertible Note to be duly executed by a duly authorized officer as of the date set forth above.

THE COMPANY:
Home Bistro, Inc.

By:	/s/ Zalmi Duchman
Zalmi Duchman
Chief Executive Officer

[Signature Page to Convertible Note No. HBIS-2]

EXHIBIT A

NOTICE OF CONVERSION

The undersigned hereby elects to convert $_________________principal amount of the Note (defined below) together with $________________ of accrued and unpaid interest thereto, totaling $_____________ into that number of shares of Common Stock to be issued pursuant to the conversion of the Note (“Common Stock”) as set forth below, of Home Bistro Inc., a Nevada corporation (the “Company”), according to the conditions of the convertible note of the Company dated as of May __, 2022 (the “Note”), as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

☐ The Company shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal At Custodian system (“DWAC Transfer”).

Name of DTC Prime Broker:

Account Number:

☐ The undersigned hereby requests that the Company issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name: [NAME]

Address: [ADDRESS]

Date of Conversion: _____________

Applicable Conversion Price: $____________

Number of Shares of Common Stock to be Issued

Pursuant to Conversion of the Notes: ______________

Amount of Principal Balance Due remaining

Under the Note after this conversion: ______________

Accrued and unpaid interest remaining: ______________

GS CAPITAL PARTNERS, LLC

By:
Name:
Title:
Date:

EXHIBIT B

Wire Instructions

See attached.